UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2021

PennyMac Financial Services, Inc.

(formerly known as New PennyMac Financial Services, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-38727	83-1098934
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	PFSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors (the “Committee”) of PennyMac Financial Services, Inc. (the “Company”) approved a Change of Control Severance Plan (the “Plan”) on September 22, 2021, pursuant to which the Company will provide severance benefits to certain senior executives and employees in the event of a qualifying termination upon a change of control. The Committee’s primary purpose for adopting the Plan is to more closely align the Company with the market by providing retention incentives to its senior executives and employees through economic security and a stable work environment. The Company has not previously adopted change of control severance arrangements for its senior executives and employees other than for certain named executive officers who have separately negotiated employment agreements.

The Company’s principal financial officer and certain named executive officers who do not have separately negotiated employment agreements and who incur a qualifying termination in connection with a change of control under the Plan will be entitled to receive (i) a severance payment equal to two years of base salary plus 200% of bonus, (ii) acceleration of outstanding and unvested time-based equity awards and acceleration at target of any unvested performance-based equity awards that remain outstanding after the application of the change of control provisions in the Company’s 2013 Equity Incentive Plan, (iii) continued group health and dental plan participation for 18 months, and (iv) outplacement services for 18 months. A “qualifying termination” under the Plan means a termination of an employment that occurs on or during the two year period following a change of control by reason of either (i) the Company’s or any of its subsidiaries’, as applicable, termination of such individual’s employment other than for cause or such employee’s death or disability or (ii) the employee’s resignation for “good reason.” Furthermore, if any Plan or employment agreement payments would be subject to excise taxes under Section 4999 of the Internal Revenue Code, then the payments will be reduced to avoid the excise tax if and to the extent such reduction produces the best after-tax result for the severed employee. The receipt of any Plan payments will be conditioned on the execution of an irrevocable general release of claims by the employee.

The foregoing description is only a summary and is qualified in its entirety by reference to the full text of the Plan, which has been filed with this Current Report on Form 8-K as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	PennyMac Financial Services, Inc. Change of Control Severance Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Date: September 28, 2021	/s/ Daniel S. Perotti
Daniel S. Perotti
Senior Managing Director and Chief Financial Officer